                                                                  EXHIBIT (e)(4)

                                   Exhibit A

                              Pacific Select Fund

Series
------

Blue Chip Portfolio
Aggressive Growth Portfolio
Aggressive Equity Portfolio
Emerging Markets Portfolio
Diversified Research Portfolio
Small-Cap Equity Portfolio
International Large-Cap Portfolio
Equity Portfolio
I-Net Tollkeeper Portfolio
Financial Services Portfolio
Health Sciences Portfolio
Technology Portfolio
Telecommunications Portfolio
Multi-Strategy Portfolio
Equity Income Portfolio
Strategic Value Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
Mid-Cap Growth Portfolio
Global Growth Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
Government Securities Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Large-Cap Value Portfolio


Effective January 2, 2001 agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ THOMAS C. SUTTON               Attest: /s/ AUDREY L. MILFS
   ----------------------------------         -------------------------------
   Name:  Thomas C. Sutton                    Name:  Audrey L. Milfs
   Title: Chairman of the Board and           Title: Secretary
          Trustee

PACIFIC SELECT DISTRIBUTORS, INC.

By: /s/ GERALD W. ROBINSON             Attest: /s/ AUDREY L. MILFS
   ----------------------------------         -------------------------------
   Name:  Gerald W. Robinson                  Name:  Audrey L. Milfs
   Title: Chairman & Chief Executive          Title: Secretary
          Officer